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                                                                   EXHIBIT 10.12


                                January 27, 1997





Cleary Communications Company
294 Pleasant Street, Suite 103
Stoughton, Massachusetts 02072

Francis A. Cleary
294 Pleasant Street, Suite 103
Stoughton, Massachusetts 02072

Michael F. Cleary
294 Pleasant Street, Suite 103
Stoughton, Massachusetts 02072

Jean Cleary
294 Pleasant Street, Suite 103
Stoughton, Massachusetts 02072

Edward Milano
294 Pleasant Street, Suite 103
Stoughton, Massachusetts 02072

Lady and Gentlemen:

         The purpose of this letter agreement (this "Agreement") is to set forth the terms and conditions agreed to by and among Bear Communications, Inc., a California corporation ("Purchaser"), Cleary Communications Company, a Massachusetts partnership (the "Company"), Francis A. Cleary ("Francis"), Michael F. Cleary ("Michael"), Jean Cleary ("Jean"), and Edward Milano ("Edward") (Francis, Michael, Jean and Edward, the partners of the Partnership, are collectively referred to herein as the "Partners") for Purchaser's purchase of certain assets of the Company. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Sale of Assets. At the Closing (hereinafter defined), Purchaser will purchase and the Company will sell, convey and assign, free and clear of all liens, claims and encumbrances, all of the assets owned by the Company as of the Closing Date (hereinafter defined), including, but not limited to, all of the fixed assets, inventory, rental two-way radios, cash, co-op funds, accounts receivable, intangible assets, customer data and related information, permits, insurance proceeds (if any), computers, the contracts set


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forth on Exhibit A hereto (the "Assumed Contracts"), records, the name "Cleary
Communications," and the phone and fax numbers of the Company (collectively, the "Assets").

         2. Liabilities Not Assumed; Sales Tax.

                  (a) Purchaser will not assume or be liable for any liabilities or obligations of the Company or any Partner other than trade payables of the Company incurred by the Company in the ordinary course of business that are set forth on Exhibit B hereto, the note payable to U.S. Trust that is described on Exhibit B hereto (which had an outstanding balance thereon of $12,840 at November 30, 1996), the auto loan described on Exhibit B hereto (which had an outstanding balance thereon of $8,696 at November 30, 1996), and the auto lease described on Exhibit B hereto (which had an outstanding balance thereon of $12,060 at November 30, 1996) (collectively, the "Assumed Liabilities"), and the Company and the Partners will, jointly and severally, indemnify Purchaser against and hold it harmless from all such liabilities and obligations other than the Assumed Liabilities.

                  (b) The liabilities and obligations of the Company that Purchaser will not assume include, but are not limited to, pension, and other employee benefit plan liabilities (including any accruals relating thereto), breaches or violations of agreements to which the Company or the Assets are subject, violations of law or applicable statutory regulations, property damage, personal injury, negligence, sexual abuse or harassment or employee claims based on events occurring prior to the Closing Date, liabilities or obligations of the Company for employees' accrued vacations, liabilities or obligations to remediate or cleanup any contamination or pollution of the air, soil or other environmental conditions occurring or existing prior to the Closing Date, any contingent liabilities (whether or not known), or any other liabilities or obligations of the Company or relating to the Assets other than Assumed Liabilities.

                  (c) The Company shall be liable for and shall pay any sales tax and other similar taxes resulting from consummation of the transactions contemplated hereby.

         3. Price for the Assets. The purchase price for the Assets (the "Purchase Price") shall be payable by Purchaser to the Company as follows:

                  (a) [Confidential Treatment Requested with SEC] shall be payable by Purchaser check or wire transfer at the Closing.

                  (b) If, and only if, the net profits before taxes, interest and corporate allocations for Purchaser's Stoughton sales office as reasonably determined by Purchaser ("Adjusted Net Profits") equal or exceed [Confidential Treatment Requested with SEC] for the one-year period ending one year after the Closing (the "First Earn-out Period"), Purchaser would pay the Company an additional amount equal to (i) [Confidential Treatment Requested with SEC] if Adjusted Net Profits for such period equal or exceed [Confidential Treatment Requested with SEC], or (ii) if Adjusted Net Profits for such period equal or exceed [Confidential Treatment Requested with SEC] but are less than [Confidential Treatment Requested with SEC], the product of (A) [Confidential Treatment Requested with SEC] and (B) a fraction, the numerator of which is Adjusted Net Profits for such period and the denominator of which is [Confidential Treatment Requested with SEC].

                  (c) If, and only if, the Adjusted Net Profits equal or exceed [Confidential Treatment Requested with SEC] for the one-year period ending two years after the Closing (the "Second Earn-out Period"), Purchaser would pay the Company an additional amount equal to (i) [Confidential Treatment Requested with SEC] if Adjusted Net Profits for such period


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         equal or exceed [Confidential Treatment Requested with SEC], or (ii) if
         Adjusted Net Profits for such period equal or exceed [Confidential Treatment Requested with SEC] but are less than [Confidential Treatment Requested with SEC], the product of (A) [Confidential Treatment Requested with SEC] and (B) a fraction, the numerator of which is Adjusted Net Profits for such period and the denominator of which is [Confidential Treatment Requested with SEC].


         4. Representations and Warranties. The Company and the Partners jointly and severally represent and warrant to Purchaser that the following are true and correct as of the date hereof and that the following will be true and correct as of the Closing Date:

                  (a) The Partners are the sole partners of the Company.

                  (b) The Assets include all of the assets reflected in the December 31, 1996 balance sheet of the Company previously delivered by the Company to Purchaser (other than inventory sold in the ordinary course of business since that date on a basis consistent with prior practices). The inventory amounts on the December 31, 1996 balance sheet reflect the cost of such inventory. The Company holds good and indefeasible title to the Assets, free and clear of all liens, claims and encumbrances. At the Closing Purchaser will acquire good and indefeasible title to the Assets, free and clear of all liens, claims and encumbrances.

                  (c) The Company has furnished to Purchaser the balance sheet and related statements of income, retained earnings, changes in stockholders' equity, and cash flows of the Company including the notes thereto at and for the period ending December 31, 1996 (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior practices. There were not any significant items of income or expense which were unusual or of a nonrecurring nature reflected in the Financial Statements.

                  (d) Except for those liabilities and obligations incurred in the ordinary course of business consistent with prior practices since the date of the Financial Statements, the Financial Statements reflect all liabilities and obligations of the Company, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Closing Date. All allowances and reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for expenses and losses thereby contemplated. The Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity. The Company and each of the Partners knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and the Partners and is a valid and binding agreement of the Company and the Partners, enforceable against each such party in accordance with its terms.

                  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein violates any law, agreement, mortgage or other instrument or provision of law to which or under which the Company or the Partners are a party or bound.


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                  (g) Except for the consents set forth on Schedule 4(g) hereto, no consents or approvals are required for execution of this Agreement by the Company and the Partners or their consummation of the transactions contemplated herein.

                  (h) There is no judicial, administrative or arbitral action, suit, proceeding (public or private), claim or demand pending or, to the knowledge of the Company and the Partners, threatened against the Company or its business.

                  (i) The Company and its business are, and have been, in compliance with all applicable laws, rules, regulations, ordinances, licenses, permits and orders. The Company has maintained all employee benefit plans and arrangements in accordance with all applicable laws, rules and regulations including the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and have timely filed with all applicable regulatory authorities all applicable reports and returns required to be filed by them with respect to its employee benefit plans and arrangements.

                  (j) The Company has no liabilities for federal, state or local taxes, including but not limited to income, estimated, sales, use, ad valorem, personal property, franchise, payroll, employment, social security, unemployment, and disability taxes.

                  (k) The Company has not suffered any material adverse change in its business, operations, financial condition or prospects from that heretofore represented to Purchaser or its affiliates, officers or representatives.

                  (l) The distribution agreement between the Company and Motorola, Inc. ("Motorola Contract") and all other contracts being assigned by the Company to Purchaser pursuant hereto are in full force and effect. Neither party to any such contract is in default under any of such contracts, and no event has occurred that would, with the passage of time, cause a default under any of such contracts. The Company has paid the other party to each such contract all amounts it owes them whether or not such amounts are yet due. The Company has provided Purchaser with true, correct, and current copies of all such contracts. There are no other contracts that are material to the Company's business.

                  (m) Set forth in Schedule 4(m) hereto is a complete and accurate list of all employees of the Company, together with their dates of hire, positions and their annual salaries and other compensation. The Company has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent. The Company has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of the Company or to pay any amounts to any consultant, agent or similar person or entity. The Company and the Partners have no knowledge of any facts which would indicate that any employee of the Company will not accept employment with Purchaser on a basis no less favorable than that upon which such employee is currently employed by the Company.

                  (n) All of the fixed assets (including but not limited to all equipment), owned or leased by the Company are in good condition and repair, fit for their intended use in the ordinary course


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         of business, and conform in all respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein. All regular maintenance or service requirements, and product recalls, have been followed, installed, or otherwise implemented on and with respect to the Assets. All inventory of the Company is in good, current, standard, and merchantable condition and is not obsolete or defective. The inventory of the Company is properly recorded on the Financial Statements at the lower of cost (last in-first out) or market in accordance with GAAP.

                  (o) The books of account of the Company have been kept accurately in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books. The records are in good order, are complete, and have been maintained in accordance with sound business practices.

                  (p) Set forth in Schedule 4(p) hereto is a complete and accurate list and description of all accounts receivable of the Company's business from sales made as of December 31, 1996, and the payments and rights to receive payments related thereto. All of the accounts receivable are free and clear of any security interests, liens, encumbrances, or other charges; none of such accounts receivable are subject to any offsets or claims of offsets; and none of the obligors of the accounts receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof. All accounts receivable, net of an allowance for bad debts in the amount of $_________, will be collected in the usual and ordinary course of business within 90 days after the Closing assuming Purchaser undertakes reasonable efforts to collect these accounts.

                  (q) No distribution, payment, or dividend of any kind has been declared or paid by the Company to its Partners at any time since November 30, 1996 and, except for amounts agreed to in writing by Purchaser, none will be declared or paid after the date hereof until the consummation of the transactions contemplated hereby. The parties hereto agree that such additional distributions would only be agreed to by Purchaser to the extent required to cover the Partners' 1996 income tax liability relating to the profits of the Company and only if, and to the extent, the net worth of the Company (determined in accordance with generally accepted accounting principles) as of the Closing and after such distributions would equal or exceed $116,806.

                  (r) No Partner, director, or officer of the Company, nor any person who is a spouse or descendant of such Partner, director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company.

                  (s) Neither the Company nor any Partner knows or has any reason to believe, or has received notice or information, that any supplier of the Company will cease or refuse to do business with Purchaser after the consummation of the transactions contemplated hereby in the same manner, and same amount, as previously conducted with the Company. Neither the Company nor any Partner has received any notice of any disruption (including delayed deliveries or allocations by suppliers or service providers) in the availability of the products used by the Company, nor is the Company or any Partner aware of any facts which could lead the Company to believe that the Company or Purchaser will be subject to any such material disruption. Neither the Company nor any Partner is aware of any condition (financial or otherwise) affecting any supplier that will, or could be reasonably expected to, now or in the future, reduce each such


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         supplier's ability to do business with Purchaser in substantially the same manner and amount that each such supplier has done business with the Company during the period preceding this Agreement. Set forth in
         Schedule 4(s) is a complete and accurate list and description of all volume discounts and other discounts provided by any supplier of the Company.

                  (t) All information furnished to Purchaser by the Company or the Partners, whether or not herein or in any Exhibit or Schedule hereto, is true, correct, and complete. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects. The Company and the Partners have made due inquiry and investigation concerning the matters to which representations and warranties of the Company and the Partners under this Agreement pertain and the Company and the Partners, and each of them, are unaware of any facts, events or circumstances which have not been disclosed to Purchaser which are material to the Assets, the business of the Company, or the Company.

The representations, warranties and covenants of the Company and the Partners set forth in this Agreement shall survive execution and delivery of this Agreement and the Closing.

         5. Closing. The closing of the transactions contemplated hereby (the "Closing") will take place concurrently with the execution of this Agreement at the offices of the Company (or such other place as may be mutually agreed upon by the parties hereto). The day on which the Closing occurs is herein referred to as the "Closing Date."

         6. Deliveries at Closing.    At the Closing,

                  (a) the Company shall execute and deliver to Purchaser a bill of sale in the form reasonably requested by Purchaser and shall deliver a list of the fixed assets, inventory and rental two-way radios owned by the Company as of the Closing;

                  (b) the Company shall endorse and deliver to Purchaser certificates of title relating to all vehicles owned by the Company;

                  (c) Purchaser shall deliver [Confidential Treatment Requested with SEC] to the Company by Purchaser check or wire transfer;

                  (d) counsel to the Company shall deliver to Purchaser a legal opinion dated the Closing Date in form reasonably acceptable to Purchaser opining to the matters set forth in Exhibit C hereto;

                  (e) the Company's accounting firm shall deliver a letter dated the Closing Date and addressed to Purchaser stating that to its knowledge that there are no pending audits or investigations involving the Company and that it has no reason to believe that the Financial Statements do not fairly present the financial condition of the Company at and for the periods set forth therein;



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                  (f) the Company shall deliver evidence of receipt of all
         required approvals, consents, licenses and permits to the transactions contemplated herein in a form acceptable to the Purchaser in its sole discretion; and

                  (g) the Company shall execute and deliver such other documents as are reasonably requested by Purchaser to effectuate the purposes and intent of this Agreement.

         7. Purchase Price Allocation. The parties hereto hereby agree that, for all accounting and foreign, federal, state and local tax reporting purposes, the Purchase Price shall be allocated in accordance with the relative fair market values of the Assets and the non-competition covenant set forth in Section 9 hereof, as determined by Purchaser, as soon as practicable after the Closing Date. Purchaser shall provide to the Company a schedule setting forth such allocation as soon as practicable after the Closing Date, and shall thereafter notify the Company of any changes thereto. Each of the parties hereto hereby covenants and agrees that it will not take a position on any tax return, before any governmental agency charged with the collection of any tax, or in any judicial proceeding that is in any way inconsistent with the terms of this
Section 7.

         8. Confidentiality. The Company and the Partners agree to hold in confidence the terms of this Agreement and, except as required by law, will not make the same available or known to any third party other than their counsel, accountants and other agents or representatives acting on their behalf, and then only to the extent necessary, provided each such person is advised of the confidential nature of the terms hereof and agrees to hold the same in confidence.

         9. Noncompetition and Non-solicitation.

                  (a) For a period of two years after the end of the Second Earn-out Period, and except for services performed on behalf of Purchaser, the Company and the Partners agree that neither they nor any of their affiliates will directly or indirectly either as an individual, a partner or a joint venturer, or in any other capacity,
         (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company), or engage in, within the State of Massachusetts or Rhode Island (x) the business of selling, renting, or servicing any wireless communication products or (y) any other wireless business that is competitive with that of Purchaser or its affiliates (the items listed under clauses (x) and (y) hereto are collectively referred to herein as "Competitive Businesses"), or (ii) accept employment with or render services to Competitive Businesses that engages in such Competitive Business within the State of Massachusetts or Rhode Island as a director, officer, agent, employee, consultant, or any other capacity. For purposes of this Agreement, a "business that is competitive with that of Purchaser or its affiliates" specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations or other entities that market products and/or perform services in direct or indirect competition with those marketed and/or performed by Purchaser or its affiliates within the State of Massachusetts or Rhode Island. The parties agree that, if such non-competition agreement is determined by a court of competent jurisdiction to be unenforceable, such agreement should be reformed by the court to the extent necessary to be enforceable and to give effect to the intent of this Section 9.

                  (b) After the Closing, neither the Company nor the Partners will, directly or indirectly, (i) solicit for employment by the Company or anyone else, any employee of Purchaser


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         or its affiliates as a result of the transactions contemplated hereby or any person who was an employee of the Company or Purchaser or its affiliates within the four-month period immediately preceding such solicitation or employment, other than such person whose employment was terminated by Purchaser or its affiliates; or (ii) induce or attempt to induce, any such employee of Purchaser or its affiliates to terminate such employee's employment.

                  (c) The parties hereto acknowledge that the provisions of this
         Section 9 are supported by good and valuable consideration and Purchaser's agreement to consummate the transactions contemplated hereby are conditioned upon its receipt of the protection provided in this Section 9. The parties hereto further acknowledge that the scope and duration of the covenants set forth in this Section 9 are in all respects reasonable.

                  (d) The Company and the Partners acknowledge and agree that the breach by either of them of the provisions of this Section 9 could not be adequately compensated with monetary damages and would irreparably injure Purchaser, and, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Section against the Company and the Partners, and the Company and the Partners waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing contained herein shall limit the remedies, legal or equitable, otherwise available to Purchaser, and all remedies of Purchaser herein are in addition to any remedies available to Purchaser at law or otherwise.

                  (e) The Partners acknowledge and recognize that the enforcement of any of the noncompetition provisions in this Agreement by Purchaser will not interfere with the Partners' ability to pursue a proper livelihood. The Partners further represent that they are capable of pursuing a career that would not violate the noncompetition provisions hereof to earn a proper livelihood. The Partners and the Company agree that due to the nature of such business, the noncompetition restrictions set forth in this Agreement are reasonable as to time and geographic area. At any time during the non-compete period, Purchaser may require the Partners and the Company to supply such information as Purchaser deems necessary to ascertain whether or not the Partners have complied with, or have violated, the covenants set forth in this Section 9. Any such request for information will be sent to the Partners and/or the Company by certified mail, return receipt requested, addressed to such person's last known address. The Partners and/or the Company shall furnish the requested information to Purchaser within 10 days following the receipt of such request.

         10. Post-Closing Covenants. Purchaser shall have no obligation to repair or replace any products sold by the Company.

         11. Expenses. Purchaser, on the one hand, and the Company and the Partners, on the other hand, will bear their own costs and expenses of the transactions contemplated hereby (i.e., the Company will not pay any of such costs or expenses prior to Closing and the Purchaser will not assume any liability to pay any such costs and expenses of the Company or the Partners).


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         12. Further Assurances. At the Closing and after the Closing, each party hereto shall take all actions and duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer, assignment or assumption, and all notices, releases, acquittances and other documents that may be necessary or advisable to consummate the transactions contemplated in this Agreement, or more fully to sell, convey, transfer, assign, and deliver to and vest in Purchaser the Assets sold, conveyed, transferred, assigned, and delivered by the Company pursuant hereto or intended so to be.

         13. Indemnification. The Company and the Partners shall, jointly and severally, indemnify and hold Purchaser and its affiliates and the officers, directors, partners, stockholders, employees and agents of Purchaser and its affiliates harmless from and against any loss, damage, claim, demand, cause of action, liability, costs or expense (including without limitation interest, penalties, and attorneys' fees and disbursements) of any kind or nature whatsoever asserted against or incurred by Purchaser or the Assets by reason of, resulting from, or based upon: (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant or other agreement made by them herein or in any other agreement executed and delivered by them pursuant to this Agreement, (b) the ownership, management, operation or use of the Assets and business of the Company prior to the Closing; (c) liabilities or obligations with respect to the Assets or the business of the Company or the operation thereof with respect to the periods before the Closing (other than Assumed Liabilities) including, but not limited to, claims relating to taxes due for periods prior to the Closing; (d) occurrences of any nature prior to the Closing relating to the Company's business or the Assets, whether such claims are asserted prior to or after the Closing; and (e) any obligation or liability relating to any employee benefit plan of the Company or relating to any employee of the Company who is not hired by Purchaser. Any claim for indemnification pursuant to this Section 13 must be asserted on or before five years after the Closing Date.

NO INVESTIGATION BY OR ON BEHALF OF, AND NO NEGLIGENCE OF, PURCHASER OR ITS AFFILIATES, NOR ANY INFORMATION THAT THEY MAY HAVE OR OBTAIN WILL AFFECT THE INDEMNIFICATION OBLIGATIONS OF THE COMPANY AND THE PARTNERS HEREUNDER.

         14. Guarantee. Partners hereby jointly and severally unconditionally guarantee to Purchaser and its affiliates the full and timely performance of all of the obligations and agreements of the Company. The foregoing guarantee shall include the guarantee of the payment of all damages, costs and expenses which might become recoverable as a result of the breach or nonperformance by the Company of any provision contained herein. The Purchaser and its affiliates may proceed against any or all of the Partners for the performance of any such obligation or agreement, or for damages for default in the performance thereof, without first proceeding against the Company, the other Partners or against any of their properties.

         15. Entire Agreement: Counterparts. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. This Agreement may be executed in counterparts.

         16. Severability. If any term, provision, covenant or condition of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of such term, provision, covenant or condition in every other respect and the remainder of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.


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         17. Amendments. This Agreement may be amended or modified only by a written instrument signed by all the parties hereto.

         18. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any disputes regarding this Agreement, the transactions contemplated hereby or the liabilities or obligations imposed hereunder shall be in federal or state court in Dallas County, Texas.

         19. Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:


                  If to the Purchaser:            Bear Communications, Inc.
                                                  3505 Cadillac Avenue #L3
                                                  Costa Mesa, California  92626
                                                  Attention: Jerry Denham

                  If to the Company the applicable address as set forth on page one or any Partner:


Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing. Any party may change its, his or her address by written notice given to the other parties in the manner set forth herein.



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


         If you agree to the terms of this Agreement, please so indicate by signing this letter or a counterpart in the spaces provided below and returning it to the undersigned as soon as practicable.

                                             Very truly yours,

                                             BEAR COMMUNICATIONS, INC.




                                             By:
                                                 -------------------------------
                                                 John P. Watson, Vice President


Duly Executed, Agreed and Accepted:

CLEARY COMMUNICATIONS COMPANY




By:
    ------------------------------------

    -------------------, General Partner



---------------------------------------
Francis A. Cleary





---------------------------------------
Michael F. Cleary





---------------------------------------
Jean Cleary





---------------------------------------
Edward Milano



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